Exhibit 99.1

BLGI, Inc. Announces Reverse Split of Shares and Amended and Restated Articles of Incorporation

Internet of Economies software company providing blockchain secure platform solutions for FinTech, Media and other sectors.

CHICAGO, October 20, 2020 -- BLGI, Inc. (OTCBB: BLGID) (“BLGI” or the “Company”) announced that in furtherance of the restructuring of the Company, it filed Amended and Restated Articles of Incorporation with the State of Florida, effective as of October 8, 2020, to consolidate its capital by a 20:1 reverse split of its Common Stock and reduce the number of shares of Common Stock it is authorized to issue from 490,000,000 to 200,000,000 shares. The Company has also changed its name from Black Cactus Global, Inc. to BLGI, Inc. The Company’s Common Stock began trading on a post-reverse split basis on October 16, 2020.The Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2020, reporting the filing of the Company’s Amended and Restated Articles of Incorporation and reverse split, can be accessed on the SEC’s EDGAR reporting system at https://www.sec.gov/Archives/edgar/data/1575345/000116169720000450/form_8-k.htm. The new leadership team, led by Lawrence P. Cummins, CEO, looks forward to executing its business plan by using the Intellectual Property it acquired from Mr. Cummins’ company, Charteris, Mackie, Baillie & Cummins Limited, to develop solutions for business opportunities that have been identified.

BLGI’s new website, www.blgi.net, offers additional information. The Company will operate from Chicago, London and Melbourne Australia. The mailing address is 2027 W. Division Street, Suite 137, Chicago, IL.

About BLGI, Inc.

At the core of any data science company is the need to optimize a client’s assets, whether the asset is financial trading data or sensitive health care information. As technology across all asset driven industries is moving toward blockchain and A.I. infrastructures, many organizations are rushing to adapt to these new technologies. At BLGI we remove the guesswork from data driven asset optimization. We deliver high-impact strategies that extends the life of our clients assets, reduces life-cycle costs and ensures the availability of these assets. Doing so aids our clients in embracing these new emerging technologies and empowers them to compete in an ever-changing digital landscape.

For additional news and information please visit BLGI’s website at www.blgi.net or by contacting BLGI as follows:

Contact Information

Lawrence P. Cummins

Tel: 44 (0)7770 370 114

lawrence.cummins@blgi.net

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of BLGI’s disclosures. BLGI cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “projects,” “should,” or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. BLGI does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Additional information respecting factors that could materially affect BLGI and its operations are contained in its annual report on Form 10-K for the year ended April 30, 2020, as filed with the Securities and Exchange Commission.